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                                   EXHIBIT 99
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                [LETTERHEAD OF SILVER, FREEDMAN & TAFF, L.L.P.]



                               December 16, 1998



Bay View Capital Corporation
Bay View Capital I
1840 Gateway Drive
San Mateo, California  94404

Ladies and Gentlemen:

     As special tax counsel to Bay View Capital Corporation, a Delaware corporation (the "Company"), and Bay View Capital I, a Delaware business trust (the "Trust"), we have assisted in the preparation of the prospectus supplement (the "Prospectus Supplement") and the prospectus (together with the Prospectus Supplement, the "Prospectus") that form a part of the Registration Statement on Form S-3 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission (the "Registration Statement"), in connection with the proposed offering by the Trust of up to $92,000,000 of the Trust's Cumulative Capital Securities (a series of Trust Preferred Securities registered under the Registration Statement), the proposed issuance by the Trust to the Company of the Trust's Common Securities and the proposed issuance by the Company to the Trust of the Company's Junior Subordinated Deferrable Interest Debentures due December 31, 2028. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Prospectus.

     We have examined and relied upon the Registration Statement and the Prospectus and, in each case as filed as an exhibit to the Registration Statement or to a document incorporated by reference in the Registration Statement and Prospectus, (i) the form of Amended and Restated Declaration of Trust of the Trust among the Company, as Sponsor, and the several trustees named therein, (ii) the form of Indenture between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), (iii) the form of First Supplemental Indenture between the Company and the Trustee and (iv) the form of Guarantee Agreement between the Company and Wilmington Trust Company, as Guarantee Trustee (the "Transaction Documents").

     Based on the foregoing and on our consideration of such other information as we have deemed necessary and appropriate, including the representations, facts and assumptions described in the Prospectus and the representations of the Company set forth in the letter from the Company to us dated December 15, 1998, and assuming full compliance with the terms of the Transaction Documents, we are of the opinion that, under current United States Federal income tax laws, regulations and interpretations, the statements made in the
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Prospectus Supplement under the caption "Certain Federal Income Tax
Consequences," to the extent they constitute matters of law or legal conclusions, are accurate and correct in all material respects and fairly present the information set forth therein.


                              Very truly yours,


                              /s/ Barry P. Taff, P.C.
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                              SILVER, FREEDMAN & TAFF, L.L.P.